Exhibit 32.1

              Certification Of Chief Executive Officer Pursuant To
                 18 U.S.C. Section 1350, As Adopted Pursuant To
                  Section 906 Of The Sarbanes-Oxley Act Of 2002

In connection with the Quarterly Report of Liska Biometry, Inc. (the "Company") on Form 10-QSB for the quarter ended September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Charles R. Benz, as Chief Executive Officer of the Company, and Christopher J. LeClerc, as Chief Financial Officer of the Company, each certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, respectively, that:

      1. The Report fully complies with requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Dated: November 20, 2006            By: /s/ Charles R. Benz
                                        -------------------------------
                                        Charles R. Benz,
                                        Chief Executive Officer
                                        Liska Biometry, Inc.


Dated: November 20, 2006            By: /s/ Christopher J. LeClerc
                                        -------------------------------
                                        Christopher J. LeClerc,
                                        Chief Financial Officer
                                        Liska Biometry, Inc.